SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                Amendment No. 1

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 1, 2000



                            FRONTLINE CAPITAL GROUP


            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


          0-30162                                       11-3383642
  (Commission File Number)                       (IRS Employer Id. Number)

     1350 Avenue of the Americas
         New York, New York                               10019
(Address of principal executive offices)               (Zip Code)



                                (212) 931-8000
             (Registrant's telephone number, including area code)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 16, 2000, as set forth in the pages attached hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

  (a)      Financial Statements of Business Acquired

           HQ Global Holdings, Inc.1
           ------------------------

           Consolidated Balance Sheets as of June 30, 2000 (unaudited) and
                  December 31, 1999

           Consolidated Statements of Operations for the three months ended and six months ended June 30, 2000 and 1999 (unaudited)

           Consolidated Statements of Cash Flows for the six months ended June
                  30, 2000 and 1999 (unaudited)

           Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficiency) for the six months ended June 30, 2000 (unaudited)

           Notes  to Consolidated Financial Statements (unaudited)

  (b)      Pro Forma Financial Information

           FrontLine Capital Group and Subsidiaries
           ----------------------------------------

           Pro Forma Condensed Consolidated Balance Sheet as of June 30,
                  2000 (unaudited)

           Pro Forma Condensed Consolidating Statement of Operations for the six months ended June 30, 2000 (unaudited)

           Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1999 (unaudited)

           Notes to Unaudited Pro Forma Consolidated Financial Statements

           HQ Global Holdings, Inc.
           ------------------------

           Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1999 (unaudited)

           Pro Forma Condensed Consolidating Statement of Operations for the six months ended June 30, 2000 (unaudited)

           Notes to Unaudited Pro Forma Consolidated Financial Statements

           Schedule I - VANTAS Incorporated and Subsidiaries - Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1999 (unaudited)

           Schedule II - HQ Global Workplaces, Inc. and Subsidiaries - Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1999 (unaudited)


--------
     1 Certain historical financial statements were previously included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 2, 2000.



HQ GLOBAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2000 AND DECEMBER 31, 1999

                                                                                              JUNE 30,      DECEMBER 31,
                                                                                                2000            1999
                                                                                           -------------    ------------
                                               ASSETS
         Current assets:
              Cash and cash equivalents                                                    $   8,464,334    $  3,807,417
              Restricted cash                                                                  7,525,060      21,571,590
              Accounts receivable, net of allowance for doubtful accounts of $2,949,000
                 and $861,000 at June 30, 2000 and December 31, 1999, respectively            22,970,207       8,425,968
              Prepaid expenses and other current assets                                       19,615,831      10,853,205
              Deferred income taxes                                                                   --       5,155,000
              Deferred financing costs                                                         7,797,643         908,602
                                                                                           -------------    ------------
                                     Total current assets                                     66,373,075      50,721,782

         Intangibles, net                                                                    604,097,775     187,115,028
         Property and equipment, net                                                         207,263,156      80,064,180
         Deferred financing costs, net                                                        36,228,812       4,516,557
         Security deposits                                                                     6,381,196       4,400,898
         Other assets, net                                                                    33,773,886       5,638,755
                                                                                           -------------    ------------

                                     Total assets                                          $ 954,117,900    $332,457,200
                                                                                           =============    ============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

         Current liabilities:
              Accounts payable and accrued expenses                                        $  43,528,921    $ 38,010,112
              Capital lease obligations                                                        1,313,872       1,139,219
              Deferred rent payable                                                            4,654,489       2,164,969
              Notes payable - Credit Facility                                                 35,475,000      12,500,000
              Other liabilities                                                                1,415,000              --
                                                                                           -------------    ------------
                                     Total current liabilities                                86,387,282      53,814,300

         Notes payable - Credit Facility                                                     204,025,000     108,125,000
         Notes payable - Bridge Loan                                                         125,000,000              --
         Tenants' security deposits                                                           55,945,543      20,163,962
         Deferred rent payable                                                                29,845,054      22,794,388
         Deferred income taxes                                                                        --       3,024,000
         Capital lease obligations                                                             1,310,758         625,805
         Other liabilities                                                                     5,942,214       4,361,721
                                                                                           -------------    ------------
                                     Total liabilities                                       508,455,851     212,909,176
                                                                                           -------------    ------------

         Redeemable convertible preferred stock:
         Series A Convertible Cumulative Preferred Stock, $.01 par value; issued
                   and outstanding 4,782,692 shares (aggregate liquidation preference        144,491,805              --
         $197,377,455)
         Series A through E Convertible Preferred Stock of VANTAS,
                   $.01 par value; issued and outstanding 29,837,272 shares at December
         31, 1999 (aggregate liquidation preference $121,505,000)                                    --     154,041,584
         Note receivable from issuance of redeemable preferred stock                                 --         (950,000)
                                                                                           -------------    ------------
                                     Total redeemable convertible preferred stock            144,491,805     153,091,584
                                                                                           -------------    ------------

         Stockholders' equity (deficiency):
              Voting common stock, $.01 par value; authorized 75,000,000 shares; issued and outstanding 9,902,065 shares at June 30,
                  2000 and 1,814,799 shares
                  at December 31, 1999                                                            99,021          18,148
              Nonvoting Class C common stock, $.01 par value; authorized 25,000,000 shares;
                  issued and outstanding 2,152,988 shares                                         21,530              --
              Additional paid-in capital                                                     362,137,218          52,494
              Unearned stock compensation                                                     (5,594,033)             --
              Notes receivable from issuance of common stock                                          --        (945,072)
              Accumulated deficit                                                            (55,493,492)    (32,669,130)
                                                                                           -------------    ------------
                    Total stockholders' equity (deficiency)                                  301,170,244     (33,543,560)
                                                                                           -------------    ------------
                    Total liabilities and stockholders' equity (deficiency)                $ 954,117,900    $332,457,200
                                                                                           =============    ============


                The accompanying notes are an integral part of these
                        consolidated financial statements.


HQ GLOBAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                          THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                          -------------------------------------- -------------------------------
                                                                 2000                1999               2000             1999
                                                          ------------------  ------------------ ------------------  -----------
BUSINESS CENTER OPERATIONS:
  REVENUES:
      Office rentals                                         $ 58,085,232        $ 30,571,559       $ 94,156,227     $ 57,636,857
      Support services                                         40,612,303          21,981,819         67,031,081       41,691,527
                                                             ------------        ------------       ------------     ------------
                                                               98,697,535          52,553,378        161,187,308       99,328,384
                                                             ------------        ------------       ------------     ------------

  EXPENSES:
      Rent                                                     34,933,792          20,111,485         59,722,886       37,474,431
      Support services                                         14,260,435           7,611,480         23,870,662       14,393,631
      Center general and administrative                        19,897,212          11,808,038         35,277,033       22,077,702
                                                             ------------        ------------       ------------       ------------
                                                               69,091,439          39,531,003        118,870,581       73,945,764
                                                             ------------        ------------       ------------       ------------

                 Contribution from operation of                29,606,096          13,022,375         42,316,727       25,382,620
                                                             ------------        ------------       ------------       ------------
business centers

OTHER (EXPENSES) INCOME:
      Corporate general and administrative                    (10,265,561)         (5,591,757)       (17,363,986)     (10,926,063)
      Merger and integration charges                          (18,615,417)           (640,527)       (19,441,417)      (1,384,981)
      Depreciation and amortization                            (9,486,506)         (3,352,770)       (14,946,464)      (6,253,673)
      Interest expense, net                                    (6,845,296)         (2,340,570)       (10,227,366)      (4,245,289)
      Other income                                                147,460              34,684             78,279           34,684
                                                             ------------        ------------       ------------       ------------
                                                              (45,065,320)        (11,890,940)       (61,900,954)      (22,775,322)
                                                             ------------        ------------       ------------       ------------

                 Income (loss) before provision for
                     income taxes                             (15,459,224)          1,131,435        (19,584,227)        2,607,298

Provision for income taxes                                       (280,116)           (581,000)          (470,116)       (1,331,000)
                                                             ------------        ------------       ------------       ------------

                 Net income (loss)                            (15,739,340)            550,435        (20,054,343)        1,276,298
                                                             ------------        ------------       ------------       ------------

Accretion of preferred stock                                   (4,101,349)         (2,519,440)        (6,686,386)       (4,268,303)
                                                             ------------        ------------       ------------       ------------

                 Net loss applicable to common stock         $(19,840,689)       $ (1,969,005)      $(26,740,729)     $ (2,992,005)
                                                             ============        ============       ============       ============


Per share information:

   Basic earnings (loss):
     Net loss per common share                               $       (3.36)      $       (1.56)     $       (6.82)   $       (2.38)
                                                             =============       =============      =============     =============

     Weighted average number of common
         shares outstanding                                     5,903,921           1,259,290          3,921,630         1,259,290
                                                             ============        ============       ============       ============

   Diluted earnings (loss):
     Net loss per common share                               $       (3.36)      $       (1.56)     $       (6.82)   $       (2.38)
                                                             =============       =============      =============     =============

     Weighted average number of common
         shares outstanding                                     5,903,921           1,259,290          3,921,630          1,259,290
                                                             ============        ============       ============       ============

                    The accompanying notes are an integral part of these
                              consolidated financial statements.


HQ GLOBAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                                                                        JUNE 30,     JUNE 30,
                                                                                          2000         1999
                                                                                     -------------- ---------
                 CASH FLOWS FROM OPERATING ACTIVITIES:
                      Net (loss) income                                              $ (20,054,343) $  1,276,298
                      Adjustments to reconcile net (loss) income to net cash (used
                      in)
                         provided by operating activities:
                              Depreciation and amortization                             14,946,464     6,253,673
                              Amortization of deferred financing costs                   1,062,049       290,553
                              Deferred income taxes                                       (603,329)           --
                              Provision for doubtful accounts                            1,202,725       211,358
                              Deferred rent payable                                      3,011,621     2,469,589
                              Deferred credits                                          (1,016,484)       53,742
                              Broker referral fees                                         188,679            --
                              Non-cash compensation expense                                125,405            --
                              Changes in operating assets and liabilities:
                                 Accounts receivable                                    (8,065,421)   (1,026,730)
                                 Prepaid expenses and other current assets               1,208,134      (684,312)
                                 Security deposits and other assets                        686,603        61,672
                                 Accounts payable and accrued expenses                 (29,427,377)      (35,747)
                                 Income taxes payable                                      735,828       591,695
                                 Tenants' security deposits                              4,399,713     1,930,155
                                 Other liabilities                                       1,712,266            --
                                                                                     -------------  ------------
                                            Net cash (used in) provided by             (29,887,467)   11,391,946
                                            operating activities                     -------------  ------------


                 CASH FLOWS FROM INVESTING ACTIVITIES:
                      Acquisition of net assets of business centers, net of cash      (254,025,200)  (32,056,146)
                 proceeds
                      Purchases of property and equipment                              (23,144,667)  (13,310,664)
                      Restricted cash                                                   23,311,145    10,000,000
                                                                                     -------------  ------------
                                            Net cash used in investing activities     (253,858,722)  (35,366,810)
                                                                                     -------------  ------------

                 CASH FLOWS FROM FINANCING ACTIVITIES:
                      Proceeds from borrowings                                         276,325,000    35,200,000
                      Payments on borrowings                                          (171,142,655)  (10,525,000)
                      Deferred financing costs                                         (17,798,912)     (904,862)
                      Payments of capital leases                                          (938,343)   (1,294,630)
                      Proceeds from issuance of preferred stock,
                           net of issuance costs                                       167,432,124      (113,215)
                      Proceeds from issuance of common stock warrants                   52,885,650            --
                      Proceeds from exercise of common stock options and warrants        1,070,868            --
                      Purchase and retirement of common stock                          (21,742,695)           --
                      Proceeds from repayment of stock related notes receivable          1,939,188            --
                      Capital contribution from shareholder                                372,881            --
                                                                                     -------------  ------------
                                            Net cash provided by financing             288,403,106    22,362,293
                                            activities                               -------------  ------------


                 Net increase (decrease) in cash                                         4,656,917    (1,612,571)
                 Cash at beginning of period                                             3,807,417     3,615,087
                                                                                     -------------  ------------
                 Cash at end of period                                               $   8,464,334  $  2,002,516
                                                                                     =============  ============

             The accompanying notes are an integral part of these
                      consolidated financial statements.


HQ GLOBAL  HOLDINGS,  INC.  CONSOLIDATED  STATEMENT OF REDEEMABLE  CONVERTIBLE
PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIENCY) (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                           Redeemable Convertible Preferred Stock
                                                                           --------------------------------------
                                                                                           VANTAS
                                                                           --------------------------------------
                                                                                                            Note
                                                                           Shares           Amount        Receivable
                                                                           ------           ------        ----------
             Balances, December 31, 1999                                29,837,272     $ 154,041,585     $(950,000)

             Adjustments to retroactively reflect the exchange
               ratio in the HQ Merger                                           --                --            --
                                                                        ----------     -------------     ---------

             Balances December 31, 1999, as adjusted                    29,837,272       154,041,585      (950,000)

             Exercise of common stock options and warrants                      --                --            --

             Contribution of capital from shareholder                           --                --            --

             Issuance of preferred stock of VANTAS                       3,885,245        25,317,774            --

             Accretion of Series B through Series E
               Convertible Preferred Stock of VANTAS                            --         4,308,931            --

             Transactions relating to the HQ Merger:

                  Repurchase and cancellation of common stock
                    held by former stockholders of VANTAS                       --                --       950,000

                  Conversion of Series A through Series E
                    Redeemable Convertible Preferred Stock of          (33,722,517)     (183,668,290)           --
             VANTAS

                  Issuance of Series A Convertible Preferred Stock       4,782,692       142,114,350

                  Capital contributions by FrontLine Capital Group              --                --            --

                  Issuance of common stock, warrants and options
                    in the HQ Merger                                            --                --            --

                  Issuance of warrants to purchase common stock
                    in connection with the issuance of the Series A
                    Redeemable Convertible Preferred Stock                      --                --            --

                  Issuance of warrants to purchase common stock
                    in connection with the issuance of notes                    --                --            --
                    payable

                  Issuance of restricted stock                                  --                --            --

             Amortization of unearned stock compensation                        --                --            --

             Accretion of Series A Convertible Preferred Stock                  --         2,377,455            --

             Net loss                                                           --                --            --
                                                                        ----------     -------------     ---------

             Balances, June 30, 2000                                     4,782,692     $ 144,491,805     $      --
                                                                        ==========     =============     =========

                                                                          Redeemable Convertible Preferred Stock
                                                                        ----------------------------------------
                                                                                 HQ Global
                                                                        -------------------------
                                                                          Shares           Amount          Total
              Balances, December 31, 1999                                 ------           ------      -------------
                                                                             --               --      $ 153,091,585
              Adjustments to retroactively reflect the exchange
                ratio in the HQ Merger                                      --               --                   --
                                                                          ------           ------      -------------

              Balances December 31, 1999, as adjusted                      --                --          153,091,585

              Exercise of common stock options and warrants

              Contribution of capital from shareholder                     --                --                   --

              Issuance of preferred stock of VANTAS                        --                --           25,317,774

              Accretion of Series B through Series E
                Convertible Preferred Stock of VANTAS                      --                --            4,308,931

              Transactions relating to the HQ Merger:

                   Repurchase and cancellation of common stock
                     held by former stockholders of VANTAS                 --                --              950,000

                   Conversion of Series A through Series E
                     Redeemable Convertible Preferred Stock of             --                --         (183,668,290)
              VANTAS

                   Issuance of Series A Convertible Preferred Stock

                   Capital contributions by FrontLine Capital Group        --                --          142,114,350

                   Issuance of common stock, warrants and options
                      in the HQ Merger                                     --                --                   --

                   Issuance of warrants to purchase common stock
                     in connection with the issuance of the Series
              A Redeemable Convertible Preferred Stock                     --                --                   --

                   Issuance of warrants to purchase common stock
                     in connection with the issuance of notes              --                --                   --
              payable

                   Issuance of restricted stock                            --                --                   --

              Amortization of unearned stock compensation                  --                --                   --

              Accretion of Series A Convertible Preferred Stock            --                --            2,377,455

              Net loss                                                      --               --                   --
                                                                            --              ---        -------------

              Balances, June 30, 2000                                       --              $--        $ 144,491,805
                                                                            ==              ===        =============




                                                                               Stockholders' Equity
                                                        ------------------------------------------------------------------
                                                               Voting Common Stock             Nonvoting Common Stock
                                                        --------------------------------  --------------------------------
                                                             Shares           Amount           Shares           Amount
                                                        ---------------  ---------------  ---------------  ---------------
Balances, December 31, 1999                                7,064,222         $ 70,642               --         $     --

Adjustments to retroactively reflect the exchange
  ratio in the HQ Merger                                    (5,249,423)       (52,494)              --               --
                                                            ----------       --------         --------         --------

Balances December 31, 1999, as adjusted                    1,814,799           18,148               --               --

Exercise of common stock options and warrants                144,727            1,447               --               --

Contribution of capital from shareholder                          --               --               --               --

Issuance of preferred stock of VANTAS                             --               --               --               --

Accretion of Series B through Series E
  Convertible Preferred Stock of VANTAS                           --               --               --               --

Transactions relating to the HQ Merger:

     Repurchase and cancellation of common stock
       held by former stockholders of VANTAS              (1,959,526)         (19,595)              --               --

     Conversion of Series A through Series E
       Redeemable Convertible Preferred Stock of           8,663,315           86,633               --               --
       VANTAS

     Issuance of Series A Convertible Preferred Stock             --               --               --               --

     Capital contributions by FrontLine Capital Group             --               --               --               --

     Issuance of common stock, warrants and options
       in the HQ Merger                                    1,082,353           10,824        2,152,988           21,530

     Issuance of warrants to purchase common stock
       in connection with the issuance of the Series A
       Redeemable Convertible Preferred Stock                     --               --               --               --

     Issuance of warrants to purchase common stock
       in connection with the issuance of notes                   --               --               --               --
       payable

     Issuance of restricted stock                            156,397            1,564               --               --

Amortization of unearned stock compensation                       --               --               --               --

Accretion of Series A Convertible Preferred Stock                 --               --               --               --

Net loss                                                          --               --               --               --
                                                            --------         --------         --------         --------

Balances, June 30, 2000                                     9,902,065        $ 99,021         2,152,988        $ 21,530
                                                            =========        ========         =========        ========


                                                                               Stockholders' Equity
                                                            -------------------------------------------------
                                                                Additional        Unearned
                                                                 Paid-in           Stock            Note
                                                                 Capital       Compensation      Receivable
                                                            ---------------  ---------------  ---------------
Balances, December 31, 1999                                    $         --      $       --       $ (945,072)

Adjustments to retroactively reflect the exchange
  ratio in the HQ Merger                                             52,494              --               --
                                                               ------------      ----------       ----------

Balances December 31, 1999, as adjusted                              52,494              --         (945,072)

Exercise of common stock options and warrants                     1,113,537                          (30,912)

Contribution of capital from shareholder                            372,881              --               --

Issuance of preferred stock of VANTAS                                    --              --               --

Accretion of Series B through Series E
  Convertible Preferred Stock of VANTAS                          (1,538,912)             --               --

Transactions relating to the HQ Merger:

     Repurchase and cancellation of common stock
       held by former stockholders of VANTAS                    (21,723,101)             --          975,984

     Conversion of Series A through Series E
       Redeemable Convertible Preferred Stock of                183,581,656              --               --
       VANTAS

     Issuance of Series A Convertible Preferred Stock                    --              --               --

     Capital contributions by FrontLine Capital Group             5,603,646              --               --

     Issuance of common stock, warrants and options
       in the HQ Merger                                         120,024,237

     Issuance of warrants to purchase common stock
       in connection with the issuance of the Series A
       Redeemable Convertible Preferred Stock                    52,885,650              --               --

     Issuance of warrants to purchase common stock
       in connection with the issuance of notes                  18,424,711              --               --
       payable

     Issuance of restricted stock                                 5,717,874      (5,719,438)              --

Amortization of unearned stock compensation                              --         125,405               --

Accretion of Series A Convertible Preferred Stock                (2,377,455)             --               --

Net loss                                                                 --              --               --
                                                               ------------      ----------       ----------

Balances, June 30, 2000                                        $362,137,218      $(5,594,033)     $       --
                                                               ============      ===========      ==========


                                                            Stockholders' Equity
                                                      ------------------------------

                                                        Accumulated
                                                          Deficit          Total
                                                       -------------     ------------

Balances, December 31, 1999                             $(32,669,130)   $(33,543,560)

Adjustments to retroactively reflect the exchange
  ratio in the HQ Merger                                          --              --
                                                         ------------    ------------

Balances December 31, 1999, as adjusted                  (32,669,130)    (33,543,560)

Exercise of common stock options and warrants                              1,084,072

Contribution of capital from shareholder                          --         372,881

Issuance of preferred stock of VANTAS                             --              --

Accretion of Series B through Series E
  Convertible Preferred Stock of VANTAS                    (2,770,019)     (4,308,931)

Transactions relating to the HQ Merger:

    Repurchase and cancellation of common stock
     held by former stockholders of VANTAS                        --     (20,766,712)

    Conversion of Series A through Series E
     Redeemable Convertible Preferred Stock of                    --     183,668,290
     VANTAS

    Issuance of Series A Convertible Preferred Stock              --              --

    Capital contributions by FrontLine Capital Group              --       5,603,646

    Issuance of common stock, warrants and options
     in the HQ Merger                                                   120,056,590

    Issuance of warrants to purchase common stock
     in connection with the issuance of the Series A
     Redeemable Convertible Preferred Stock                      --      52,885,650

    Issuance of warrants to purchase common stock
     in connection with the issuance of notes                    --      18,424,711
     payable

    Issuance of restricted stock                                 --              --

    Amortization of unearned stock compensation                  --         125,405

    Accretion of Series A Convertible Preferred Stock            --      (2,377,455)

    Net loss                                            (20,054,343)    (20,054,343)
                                                        ------------    ------------

    Balances, June 30, 2000                            $(55,493,492)   $301,170,244
                                                        ============    ============


             The accompanying notes are an integral part of these
                      consolidated financial statements.


                           HQ GLOBAL HOLDINGS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

    On June 1, 2000, VANTAS Incorporated ("VANTAS", formerly ALLIANCE NATIONAL Incorporated, and, prior to that, Executive Office Group, Inc.), a majority-owned subsidiary of FrontLine Capital Group ("FLCG"), merged with HQ Global Workplaces, Inc. ("Old HQ"), an affiliate of CarrAmerica Realty Corporation ("CarrAmerica"), in a two step merger (the "HQ Merger"). As a result of the HQ Merger, the combined company became a wholly owned subsidiary of a newly formed parent corporation, HQ Global Holdings, Inc. ("HQ Global" or the "Company"), under the name HQ Global Workplaces, Inc. ("HQ"). See Note 2.

    HQ is the largest provider of flexible officing solutions in the world. As of June 30, 2000, HQ owned and operated 400 business centers in 29 states, the District of Columbia, and 8 additional countries. This included 7 business centers under development and 15 business centers open for nine months or less. Also included are 6 business centers managed by the Company for unrelated third parties and 9 international joint-venture business centers with which the Company, through its European subsidiary, HQ Holdings Limited, is a joint venture partner with Mercury Asset Management. The Company's wholly owned subsidiary, HQ Network Systems, Inc., is the franchiser of 45 domestic and 33 international business centers for unrelated franchisees. The Company provides a complete outsourced office solution through furnished and equipped individual offices and multi-office suites available on short notice with flexible contracts. The Company also provides business support and information services including: telecommunications; broadband Internet access; mail room and reception services; high-speed copying, faxing and printing services; secretarial, desktop publishing and IT support services and various size conference facilities, with multi-media presentation and, in certain cases, video teleconferencing capabilities. The Company also provides similar services for those businesses and individuals that do not require offices on a full-time basis.

    FLCG currently owns approximately 57% of the outstanding shares of common stock of HQ Global ("Common Stock"), assuming the exercise of outstanding warrants to purchase Common Stock at a nominal exercise price. See Note 6. Such ownership percentage does not take into account (i) warrants to purchase approximately 2.1 million shares (subject to increase for anti-dilution) of Common Stock issued to the purchasers of Series A Preferred Stock described below, (ii) any shares of Common Stock issuable upon conversion of the Series A Preferred Stock (due to the fact that the number of such shares is dependent upon the timing of the conversion and other factors) or (iii) outstanding options to purchase shares of Common Stock. On a fully diluted basis and assuming the Series A Preferred Stock converts at the merger conversion price, FLCG currently owns approximately 42% of the common stock of HQ Global.

     The consolidated financial statements include the accounts of HQ Global and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the consolidated financial statements for the three- and six-month periods ended June 30, 2000 and 1999, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, operating results and cash flows for each period presented. Results for interim periods are not necessarily indicative of results for a full year. The December 31, 1999 consolidated balance sheet was derived from audited financial statements of VANTAS, but does not include all disclosures required by generally accepted accounting principles. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K of VANTAS for the year ended December 31, 1999.

    The accompanying financial statements have been prepared using the local currency as the functional currency. Foreign currency exchange gains and losses resulting from the translation of financial statements denominated in local currencies into U.S. dollars are included as a component of stockholders' equity. As of June 30, 2000, accumulated unrealized foreign currency translation gains and losses were not significant.

    Certain prior period amounts have been reclassified to conform to the current year presentation.

2. MERGER OF VANTAS INCORPORATED AND HQ GLOBAL WORKPLACES, INC.

    As described in Note 1, on June 1, 2000, VANTAS merged with Old HQ pursuant to the HQ Merger. As a result of the HQ Merger, the combined company became a wholly owned subsidiary of HQ Global, under the name HQ Global Workplaces, Inc.

    During the three months ended March 31, 2000, VANTAS issued 2,072,745 shares of Series E Convertible Preferred Stock ("Series E Preferred Stock") at $5.25 per share for net proceeds of approximately $10.9 million. Immediately prior to the HQ Merger, VANTAS issued 1,812,500 shares of Series E Convertible Preferred Stock to FLCG at $8.00 per share for net proceeds of approximately $14.5 million.

    In connection with the HQ Merger, (i) each share of the Class A Common Stock of VANTAS ("VANTAS Common Stock") was converted into the right to receive $8.00 per share in cash, (ii) each option and warrant to purchase the common stock of VANTAS, were converted into the right to receive a per share cash amount equal to $8.00, less the exercise price for such options or warrants, except for certain VANTAS options which were converted into options to purchase 12,310 shares of Common Stock, and (iii) each share of the convertible preferred stock of VANTAS outstanding was converted into .2569 shares of Voting Common Stock of HQ Global ("Voting Common Stock"). The payment to cancel the outstanding options held by officers and employees was charged to merger and integration expenses in the three months ended June 30, 2000. The holders of the VANTAS preferred stock received an aggregate of 8,663,315 shares of Voting Common Stock upon conversion of the preferred stock.

    In the HQ Merger, CarrAmerica and certain other stockholders of Old HQ received approximately $151.1 million in cash and 1,076,009 shares of Voting Common Stock and 2,152,988 shares of Nonvoting Common Stock of HQ Global in exchange for the 7,359,527 shares of Old HQ they held. In addition, options to purchase shares of Old HQ common stock and stock units were cancelled for approximately $10.8 million in cash, warrants to purchase 101,000 shares of Old HQ common stock at an exercise price of $20 per share were converted into warrants to purchase an equal number of shares of Common Stock with the same terms, and options to purchase 14,000 shares of Old HQ common stock were converted into 6,344 shares of Common Stock.

     Because the former VANTAS stockholders received approximately 66% of the outstanding shares of Common Stock, the HQ Merger has been accounted for as a purchase of Old HQ by VANTAS. As a result, the consolidated financial statements of HQ Global include the assets and liabilities of VANTAS at their respective historical carrying amounts and include the results of its operations for all periods presented. All historical share and per share information has been retroactively adjusted based on an effective conversion rate of one share of VANTAS Common Stock into .2569 shares of Common Stock.

    HQ Global also acquired the interests of CarrAmerica in OmniOffices (UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A. (collectively "OmniOffices UK"), two companies engaged in the executive office suites business outside of the United States, for approximately $90.2 million in cash. The aggregate cost of the HQ Merger and the acquisition of OmniOffices UK consisted of the following (in thousands):


 Cash paid to former Old HQ shareholders
 $151,058 Cash paid to former Old HQ option, and
 stock unit holders 10,754 Cash paid to acquire
 OmniOffices 90,176 3,235,341 shares of Common
 Stock issued to Old HQ
      shareholders and option holders                         118,381
 Warrants to purchase 101,000 shares of Common
      Stock issued to Old HQ warrant holders                    1,676
 Investment advisor, legal, accounting, and other
 professional fees
      and other expenses                                       20,076
                                                             --------
                                                             $392,121
                                                             ========

    The costs of the HQ Merger and the acquisition of OmniOffices have been allocated to the respective assets acquired and liabilities assumed of Old HQ and OmniOffices, with the remainder recorded as goodwill, based on preliminary estimates of fair values as follows (in thousands):

   Working capital            $  (14,841)
   Favorable operating            22,900
   leases
   Property and equipment        107,047
   Goodwill                      396,404
   Other assets                   32,504
   Other liabilities             (13,200)
   Notes payable repaid         (138,693)
                              ----------
                              $  392,121
                              ==========

    The estimates of fair value were determined by the Company's management based on information furnished by the management of Old HQ and OmniOffices. The goodwill recorded in the HQ Merger is being amortized over a 20-year period based on management's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and the lack of exposure to technological obsolescence in the global officing solutions business. The Company engages in lease commitments ranging from 10-15 years, typically with 5 year renewal options. The results of operations of Old HQ and OmniOffices are included in the consolidated results of HQ Global for periods subsequent to June 1, 2000.

    In connection with the HQ Merger, HQ Global issued 4,782,692 shares of Series A Convertible Cumulative Preferred Stock ("Series A Preferred"), warrants to purchase up to 1,445,358 shares of Common Stock exercisable at a price of $.01 per share (the "Series A Warrants"), and warrants to purchase up to 697,964 shares of Common Stock exercisable at a price of $.01 per share under certain conditions (the "Series B Warrants") for a total consideration of $195 million. See Notes 5 and 6.

    Merger and integration costs related to the HQ Merger incurred and charged to expense during the six-month period ended June 30, 2000 include the following (in thousands):

Payments to cancel options to purchase VANTAS common stock
     held by officers and employees                         $ 11,382
Severance, retention incentives and other benefits             6,225
Professional fees and other expenses                           1,834
                                                            --------
                                                            $ 19,441
                                                            ========

    Of the total merger and integration costs incurred through June 30, 2000 of $19.4 million, approximately $15.9 million required cash outlays. At June 30, 2000, the remaining balance to be paid totaled approximately $3.5 million, relating to employee severance, retention incentives, and other benefits, and relocation costs.

    In connection with the HQ Merger, HQ Global is consolidating and relocating the former headquarters of VANTAS and Old HQ in New York, New York and Atlanta, Georgia, respectively, into a new corporate headquarters in Dallas, Texas. Due to the HQ Merger and pending relocations, VANTAS and Old HQ entered into incentive bonus agreements with certain key executives and employees, which bonuses will be earned as long as such executives and employees remain with the Company through a specified date. Relocation costs and retention incentives are being charged to expense as incurred.

3. EARNINGS (LOSS) PER SHARE INFORMATION

    Basic earnings (loss) per common share is computed by dividing income
(loss) applicable to common stockholders by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) applicable to common stockholders is computed by dividing income (loss) applicable to common stockholders by the weighted average number of common shares outstanding during each period and common equivalent shares consisting of preferred stock, stock options and warrants, if dilutive.

4. NOTES PAYABLE

    On May 31, 2000, the Company completed a transaction which increased its $157.9 million credit facility (the amended and restated "Credit Facility") to $275.0 million. The Credit Facility provides for $219.4 million under four term loans, all of which are repayable in various quarterly installments through November 2005. The Credit Facility also provides for borrowings up to $55.6 million in two revolving loan commitments. Availabilities under the revolving portion of the Credit Facility are formula based. As of June 30, 2000, there was $219.4 million in outstanding borrowings under the term loans and $20.1 million in borrowings outstanding under one revolver. At June 30, 2000, $10.5 million was available for additional borrowings under the revolving loan commitments.

    Borrowings under the Credit Facility bear interest ranging from LIBOR plus 3.25% to 4.0% or PRIME plus 2.25% to 3.00% for a one, three or nine month period at the election of the Company. The Company's weighted average interest rate on borrowings under the term loans at June 30, 2000 was approximately 11.48%. The Company converted to a LIBOR option on July 5, 2000. The Company pays a commitment fee of 1/2 of 1.0% per annum on the unused portion of the Credit Facility. As of June 30, 2000, the Company had hedged the interest rate on approximately $46 million of borrowings under the Credit Facility using various instruments with various expiration dates through July 31, 2002. These instruments lock in the maximum underlying 30 day LIBOR rate at 7.93%. The Credit Facility contains certain financial covenants related to interest coverage, leverage ratios and other limitations. At June 30, 2000, the Company was in compliance with all of its covenants.


Maturities of borrowings outstanding under the Credit Facility subsequent to June 30, 2000 are as follows:

Twelve months ending June 30 (in millions):

          2001        $   35.4
          2002            23.6
          2003            23.5
          2004            47.1
          2005            70.9
    Thereafter            39.0
                      --------
         Total        $  239.5
                      ========

    On May 31, 2000, the Company entered into a Senior Subordinated Credit Facility (the "Bridge Loan") of $125.0 million provided by UBS Warburg LLC. The Bridge Loan bears interest at LIBOR plus 6.5% and matures on May 31, 2007.

    On August 11, 2000, the Company replaced the Bridge Loan with a $125.0 million Senior Subordinated Note Agreement (the "Mezzanine Loan"). The Mezzanine Loan bears interest at 13.5% per annum and matures on May 31, 2007. The Mezzanine lenders received 503,545 Class A warrants and 227,163 Class B warrants.

    The terms of the Class A warrants and Class B warrants are identical except that Class A warrants are exercisable at the option of the holder at any time and Class B warrants are exercisable on or after March 1, 2002, but only in the event that a Qualified Initial Public Offering (as defined in the Purchase Agreements) has not occurred prior to that date.

    As of June 30, 2000, the Company had letters of credit outstanding in the aggregate amount of $26.9 million, of which the Company pledged $5.5 million and $21.4 million were supported by FrontLine Capital Group.

    The fair value of the warrants to purchase Common Stock issued to the lenders was recorded as debt issuance costs and is being amortized over the terms of the related loan. Such amortization is included as a component of interest expense in the accompanying statements of operations.

5. REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In connection with the HQ Merger, all issued and outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock of VANTAS were converted into an aggregate of 8,663,315 shares of Voting Common Stock on June 1, 2000 (Note 2).

    The Company has authorized 7,500,000 shares of $0.01 par value preferred stock, of which 5,395,858 shares have been designated as Series A Convertible Cumulative Preferred Stock.


    To finance a portion of the cash requirements of the HQ Merger, the Company issued 4,782,692 shares Series A Preferred, Series A Warrants and Series B Warrants to new investors for a total consideration of $195.0 million.

    Holders of the shares of Series A Preferred are entitled to receive dividends, when, as and if authorized by the Board of Directors, equal to the dividend rate, as defined, multiplied by the liquidation amount per share of Series A Preferred. The initial dividend rate is 13.5% per annum, increasing by 0.50% per annum on May 31, 2001 and on each annual anniversary date thereafter until November 30, 2007 or earlier redemption, conversion or liquidation. Dividends on the Series A Preferred are cumulative from May 31, 2000 and are payable semiannually in arrears on May 31 and November 30 of each year, commencing November 30, 2000. Payment of all such dividends occurs on each dividend payment date through an increase in the liquidation preference of each share. Holders of the Series A Preferred are also entitled to additional dividends if dividends in the form of cash or other consideration are declared on the Common Stock or other equity securities junior to the Series A Preferred.

    On or after May 31, 2004, HQ Global may redeem shares of the Series A Preferred, in whole or in part, from time to time, for cash at a redemption price per share which is initially equal to 105% of the liquidation preference, declining ratably on each anniversary of May 31, 2004 until reaching 100% of the liquidation preference on May 31, 2007. All of the outstanding shares of Series A Preferred must be redeemed in cash on November 30, 2007 ("Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference per share.

    Upon the consummation of a Qualified Initial Public Offering or Qualified Merger, as defined, each share of Series A Preferred automatically converts into shares of Common Stock at the Conversion Rate (the liquidation preference divided by the applicable conversion price). Upon the occurrence of certain other events (Conversion Option Event), holders of the Series A Preferred have the option to convert shares of Series A Preferred into Common Stock at the Conversion Rate. In the event that a Qualified Merger, a Qualified Initial Public Offering or a Conversion Option Event has not occurred prior to the close of business on the last business day immediately preceding the Mandatory Redemption Date, holders of the Series A Preferred have the right to convert their shares into shares of Common Stock on the Mandatory Redemption Date at the Conversion Rate. Assuming the conversion price was equal to the value of the Common Stock utilized to record the Mergers, the Series A Preferred Stock would be convertible into 5,329,324 shares of Common Stock at June 30, 2000.

    In general, holders of the Series A Preferred vote together with the holders of Common Stock as a single class on an as converted basis. In addition, prior to a Qualified IPO or a Qualified Merger, the consent of the holders of at least 62.5% of the outstanding shares of Series A Preferred are required for certain corporate actions, including sales or purchases of certain assets or businesses, mergers, liquidation, and the incurrence of certain indebtedness.

    The fair value of the Series A Warrants has been recorded as an increase in additional paid-in capital with on offsetting reduction in the carrying value of the Series A Preferred Stock. No value will be assigned to the Series B Warrants until such time as it becomes probable the Series B Warrants will become exercisable by the holders.

    The carrying value of the Series A Preferred Stock is being accreted to its liquidation value on November 30, 2007, including accrued dividends, using the effective interest rate method, resulting in an effective dividend rate of 20.08%.

    On August 11, 2000, the Company issued 613,166 additional shares of Series A Preferred in the amount of $25.0 million. In connection with this sale, the Company issued 312,274 Class A warrants and 164,902 Class B warrants.


6. COMMON STOCKHOLDERS' EQUITY

General

    The Company has authorized 100 million shares of $0.01 common stock of which 75 million shares have been designated as Voting Common Stock and 25 million shares have been designated as Nonvoting Class C Common Stock ("Nonvoting Common Stock"). Each share of Voting Common Stock has one vote on each matter submitted to a vote of the stockholders. Each share of Nonvoting Common Stock does not have any vote on such matters, except as required by law. The Nonvoting Common Stock will convert into Voting Common Stock upon i) the transfer by the holder to another person or entity (other than an entity in which such holder directly or indirectly owns more than 9.9% of the voting securities) or ii) January 1, 2001.

Warrants

    At June 30, 2000, the Series A Warrants can be exercised at any time up to and including May 31, 2010 to purchase 1,445,358 shares of Common Stock at an exercise price of $0.01 per share. The Series B Warrants only become exercisable on or after March 31, 2001 if a Qualified Initial Public Offering has not occurred prior to that date. If exercisable, the Series B Warrants could be exercised to purchase 697,964 shares of Common Stock at an exercise price of $0.01 per share. The Series B Warrants expire May 31, 2010.

    The Mezzanine lenders received 503,545 Class A warrants and 227,163 Class B warrants to purchase common stock. In addition, on August 11, 2000 the Company issued 312,274 Class A warrants and 164,902 Class B warrants to the purchasers of the additional shares of Series A Preferred. These warrants expire August 11, 2010.

    In the HQ Merger, the Company assumed warrants to purchase 101,000 shares of common stock at an exercise price of $20 per share.

Stock Plans

    In the HQ Merger, all existing options to purchase the common stock of VANTAS were converted to the right to receive cash, except for certain VANTAS options, which were converted into options to purchase 12,310 shares of Common Stock. All existing options to purchase the common stock of Old HQ were cancelled in exchange for cash payments except for 14,000 options, which were converted to 6,344 shares of Common Stock of HQ Global. See Note 2.

    Effective June 1, 2000, the Company adopted the HQ Global Holdings, Inc. 2000 Stock Option and Restricted Stock Plan (the "Plan") which provides for grants of incentive stock options, nonqualified stock options, and restricted stock to be granted to officers and key employees. HQ has reserved 800,000 shares of Common Stock for issuance upon exercise of options granted pursuant to the Plan. The Board of Directors establishes the terms of each option granted under the Plan. In June 2000, options to purchase 510,269 shares of Common Stock at an exercise price of $ 36.57 were granted to officers and employees. The options vest over 4 years and expire 10 years from date of grant. Effective June 1, 2000, the Company also granted 156,397 shares of Common Stock to certain officers and employees which vest over a four year period, with 37.5% vesting 18 months from the date of grant and 12.5% vesting each six months thereafter. The grants of restricted common stock resulted in aggregate deferred stock option compensation expense of $5.7 million, which is being recognized over the vesting period.


7. CHANGE IN ACCOUNTING ESTIMATE

    In connection with the HQ Merger, the Company reassessed the estimated life of goodwill resulting from acquisitions of businesses and business centers. As a result, the amortization period for goodwill was reduced from 30 years to 20 years resulting in a pre-tax charge of $305,095.

8. INCOME TAXES

    The tax provision for the three and six months ended June 30, 2000 consists principally of state and foreign income taxes. As of June 30, 2000, the Company's deferred tax assets have been fully reserved because of the uncertainty of the timing and amount of future taxable income.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had FrontLine Capital Group's ("FrontLine") majority owned subsidiary VANTAS Incorporated ("VANTAS") merged (the "Merger") with and into HQ Global Workplaces, Inc. ("HQ") with the new merged entity retaining the name HQ Global Holdings, Inc. ("HQ Global"). Refer to the accompanying HQ Global unaudited pro forma notes to Statements of Operations for more details on the Merger. As a result of the Merger, FrontLine's basic voting ownership percentage in HQ Global is 57%. This transaction was funded with draws under credit facilities and $195 million in preferred equity from investors. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, (i) the historical financial statements of FrontLine as included in its Form 10-Q for the six months ended June 30, 2000, and its Form 10-K for the year ended December 31, 1999, and, (ii) the historical financial statements of HQ Global as included in this Form 8-K for the six months ended June 30, 2000, and (iii) the historical financial statements of VANTAS for the year ended December 31, 1999 included on Form 8-K dated February 28, 2000, and (iv) the historical financial statements of HQ for the year ended December 31, 1999 included on Form 8-K dated February 28,2000.

The following pro forma financial statements of FrontLine give effect to the Merger. The pro forma financial statements are based on the historical financial statements and the notes thereto of FrontLine, VANTAS, HQ and HQ Global. The pro forma adjustments are based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma statements of operations of FrontLine for the six months ended June 30, 2000 and the year ended December 31, 1999 assume that the Merger occurred as of January 1, 1999.

FRONTLINE CAPITAL GROUP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2000

(Dollars in thousands, except share amounts)
(UNAUDITED)

                                          FRONTLINE
                                         HISTORICAL AND
                                         PRO FORMA (9)

                                        --------------

ASSETS
------

Cash and cash equivalents                     $25,239
Restricted cash                                 7,525
Accounts receivables                           22,970
Other current assets                           19,616
                                        --------------
     Total Current Assets                      75,350

Ownership interests in and
advances to unconsolidated companies           99,962
Intangible assets, net                        676,457
Property and equipment, net                   210,871
Deferred financing costs                       44,300
Other assets, net                              65,360
                                        --------------

TOTAL ASSETS                               $1,172,300
                                        ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:

Accounts payable and accrued expenses         $51,924
Current portion of notes payable               35,475
Deferred rent payable                           4,654
Other current liabilities                       2,729
                                        --------------
    Total Current Liabilities                  94,782

Credit facilities with related parties        131,243
Senior secured debt                           204,025
Subordinated notes payable                    125,000
Deferred rent payable                          29,845
Other liabilities                              75,920
                                        --------------

TOTAL LIABILITIES                             660,815
                                        --------------


Minority Interest                             276,329
Commitments and Contingencies

SHAREHOLDERS' EQUITY
--------------------

Preferred Stock, $.01 par value                     -
Common Stock,  $.01 par value                     360

Additional paid in capital                    390,185

Accumulated deficit                         (155,389)
                                        --------------

TOTAL SHAREHOLDERS' EQUITY                    235,156
                                        --------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                     $1,172,300
                                        ==============


FRONTLINE CAPITAL GROUP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000

(Dollars in thousands, except share amounts)
(UNAUDITED)

                                                                           HQ HISTORICAL
                                                          FRONTLINE        5 MONTHS ENDED      PRO FORMA         FRONTLINE
                                                         HISTORICAL       MAY 31, 2000 (1)  ADJUSTMENTS (4)      PRO FORMA
                                                       --------------      --------------    -------------       ------------
REVENUES
--------

Executive office suite income                                $94,156             $81,897               $-           $176,053
Support services                                              67,198              46,303                -            113,501
                                                       --------------      --------------    -------------       ------------

     Total operating revenues                                161,354             128,200                -            289,554
                                                       --------------      --------------    -------------       ------------

OPERATING EXPENSES
------------------

Cost of revenue                                              118,871              88,780            1,000    (2)     208,651
Partner Company general and administrative                    17,286              18,462          (7,760)    (2)      27,988
                                                       --------------      --------------    -------------       ------------
      Total operating expenses                               136,157             107,242          (6,760)            236,639
                                                       --------------      --------------    -------------       ------------

Partner Company Operating income                              25,197              20,958            6,760             52,915
                                                       --------------      --------------    -------------       ------------

PARTNER COMPANY OTHER INCOME (EXPENSES)
---------------------------------------

Development stage Partner Company expenses                   (3,706)                   -                -            (3,706)
Merger and integration costs                                (19,441)             (5,149)          24,590   (2)            -
Depreciation and amortization                               (16,194)            (10,755)         (14,005)  (2),(5)  (40,954)
Interest expense, net                                       (10,227)             (6,207)          (8,007)  (2)      (24,441)
                                                       --------------      --------------    -------------       ------------

Partner Company Loss                                        (24,371)             (1,153)           9,338            (16,186)

CORPORATE INCOME (EXPENSES)
---------------------------

General and administrative expenses                          (9,939)                   -                -            (9,939)
New hire expenses                                            (1,032)                   -                -            (1,032)
Depreciation and amortization                                  (399)                   -                -              (399)
Amortization of deferred charges                             (5,530)                   -                -            (5,530)
Interest expense, net                                       (10,009)                   -                -           (10,009)
                                                       --------------      --------------    -------------       ------------

Income (Loss) before income taxes, minority interest,
equity in loss of unconsolidated companies,
extraordinary loss and distribution to Preferred
  Shareholder                                                (51,280)             (1,153)           9,338            (43,095)
                                                       --------------      --------------    -------------       ------------

Minority Interest                                              1,098                   -          (15,928)   (2)(3)  (14,830)
                                                                                                        -
Provision for income taxes                                     (470)                (99)                -              (569)
Equity in earnings (loss) of unconsolidated companies       (52,914)                   -                -           (52,914)
                                                       --------------      --------------    -------------       ------------

Income (Loss) Before extraordinary loss and
  distribution to Preferred Shareholder                    (103,566)             (1,252)          (6,590)          (111,408)

Extraordinary loss on extinguishment of debt                 (2,648)                   -                -            (2,648)
Distribution to preferred shareholders                         (923)                   -                -              (923)
                                                       --------------      --------------    -------------       ------------

Net Income (Loss) Applicable to Common Shareholders       $(107,137)            $(1,252)         $(6,590)         $(114,979)
                                                       ==============      ==============    =============       ============

Basic and diluted net loss per weighted average
   common share                                              ($3.22)                                                 ($3.32)
                                                       ==============                                            ============

Basic and diluted weighted average common shares
  outstanding                                             33,300,693                            1,383,029  (8)     34,683,722
                                                       ==============                        =============       ============


FRONTLINE CAPITAL GROUP AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999

(Dollars in thousands, except share amounts)
(UNAUDITED)

                                                        FRONTLINE       VANTAS         HQ GLOBAL     PRO FORMA         FRONTLINE
                                                       HISTORICAL     HISTORICAL (6) PRO FORMA (7) ADJUSTMENTS (4)      PRO FORMA
                                                     -------------    -------------   ------------  ------------      ------------
REVENUES

Executive office suite income                            $124,564       $(124,564)       $287,589            $-          $287,589
Support services and other                                 90,812         (90,479)        185,671             -           186,004
                                                     -------------    -------------   ------------  ------------      ------------
     Total operating revenues                             215,376        (215,043)        473,260             -           473,593
                                                     -------------    -------------   ------------  ------------      ------------

OPERATING EXPENSES

Cost of revenue                                           175,454        (175,454)        251,526             -           251,526
Partner Company general and administrative
   expenses                                                11,995         (11,996)        158,900             -           158,899
                                                     -------------    -------------   ------------  ------------      ------------
      Total operating expenses                            187,449        (187,450)        410,426             -           410,425
                                                     -------------    -------------   ------------  ------------      ------------

Partner Company Operating income                           27,927         (27,593)         62,834             -            63,168
                                                     -------------    -------------   ------------  ------------      ------------

OTHER INCOME (EXPENSES)

Merger and integration costs                              (26,730)         26,730              -              -                -
Corporate general and administrative expenses              (9,509)              -              -              -           (9,509)
Depreciation and amortization                             (15,680)         14,858        (65,939)       (3,792)  (5)     (70,553)
Amortization of deferred charges                           (8,455)              -              -              -           (8,455)
Interest income (expense)                                 (18,432)         10,265        (49,953)             -          (58,120)
                                                     -------------    -----------    ------------  ------------      ------------

Loss Before minority interest, income tax
  benefit (expense) equity in loss of
  Partner Companies and other ownership interest          (50,879)         24,260        (53,058)       (3,792)          (83,469)
                                                     -------------    ------------    ------------  ------------      ------------

Income tax benefit (expense)                                2,841          (2,841)          (714)             -             (714)

Loss Before minority interest, equity in
  loss of Partner Companies and other
  ownership interest                                      (48,038)         21,419        (53,772)        (3,792)          (84,183)
                                                     -------------    ------------    ------------  ------------      ------------

Minority Interest                                          18,790         (18,790)       (28,529)        22,476  (3)       (6,053)
Equity in loss of Partner Companies and
  other ownership interest                                (10,599)              -              -             -            (10,599)
                                                     -------------    ------------   ------------  ------------      ------------

     NET INCOME (LOSS)                                   $(39,847)          $2,629      $(82,301)       $18,684         $(100,835)
                                                     =============    ============   ============  ============      ============

Basic and diluted net loss per weighted
  average common share                                     ($1.56)                                                         ($2.91)
                                                     =============                                                    ============

Basic and diluted weighted average
  common shares outstanding                            25,600,985                                     9,082,737  (8)   34,683,722
                                                     =============                                  ============      ============


Notes to Unaudited Pro Forma Consolidated Financial Statements:

  (1) Represents the adjustment to reflect the operations of business centers of HQ for the five months ended May 31, 2000, which were not included in the historical results of operations of FrontLine and HQ Global for the six months ended June 30, 2000.

  (2) Represents pro forma adjustments, to reflect the VANTAS, HQ merger, see accompanying HQ Global pro forma financial statements and footnotes for the six months ended June 30, 2000, for more detail.

  (3) Represents adjustment to minority interest of HQ Global at approximately 42%, as a result of FrontLine's consolidation of HQ Global.

  (4) The FrontLine unaudited pro forma results of operations for the six months ended June 30, 2000 and the year ended December 31,1999 assume that the VANTAS merger with HQ, occurred on January 1,1999,as adjusted for the impact of completed and pending acquisitions and the Merger.

  (5) Represents amortization expense of goodwill associated with the VANTAS and HQ merger, as if the merger occurred on January 1,1999. Goodwill is being amortized over a 20 year period based on FrontLine's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and the continuing value of the HQ trademark. The goodwill adjustment represents amortization for six and twelve months, respectively, which were not included in the historical results.

  (6) Represents elimination of VANTAS historical statement of operations for the year ended December 31, 1999, which have been included in FrontLine's historical amounts. As a result of the Merger, VANTAS will first be consolidated into HQ Global and then into FrontLine.

  (7) Represents HQ Global's unaudited pro forma statement of operations for the year ended December 31, 1999. The pro forma financial statements are based upon the December 31, 1999 historical financial statements of HQ and VANTAS, as adjusted for the impact of completed and pending acquisitions and the Merger.

  (8) Represents the number of common stock shares outstanding as of June 30, 2000.

  (9) The historical and pro forma balance sheet of FrontLine as of June 30, 2000 are the same, as the Merger has been reflected in the historical amounts, therefore no material adjustments are necessary.

HQ Global Holdings, Inc.
Unaudited Pro Forma Consolidated Statements of Operations

         On June 1, 2000, VANTAS Incorporated ("VANTAS"), a majority-owned subsidiary of FrontLine Capital Group ("FrontLine"), merged with HQ Global Workplaces, Inc.("HQ"), an affiliate of CarrAmerica Realty Corporation ("CarrAmerica"), in a two step merger ("HQ Merger"). As a result of the HQ Merger, the combined company became a wholly owned subsidiary of a newly formed parent corporation, HQ Global Holdings, Inc. ("HQ Global" or the "Company"), under the name HQ Global Workplaces, Inc. ("HQ").

         In connection with the HQ Merger, (i) each share of the Class A Common Stock of VANTAS ("VANTAS Common Stock") was converted into the right to receive $8.00 per share in cash; (ii) each option and warrant to purchase the common stock of VANTAS, were converted into the right to receive a per share cash amount equal to $8.00, less the exercise price for such options or warrants, except for certain VANTAS options which were converted into options to purchase 12,310 shares of Voting Common Stock of HQ Global ("Voting
Common Stock"), and (iii) each share of the convertible preferred stock of VANTAS outstanding was converted into .2569 shares of Voting Common Stock. The payment to cancel the outstanding options held by officers and employees was charged to merger and integration expenses in the three months ended June 30, 2000. The holders of the VANTAS preferred stock received an aggregate of 8,663,315 shares of Voting Common Stock upon conversion of the preferred stock.

         In the HQ Merger, CarrAmerica and certain other stockholders of HQ received approximately $151.1 million in cash and 1,076,009 shares of Voting Common Stock and 2,152,988 shares of Nonvoting Common Stock of HQ Global in exchange for the 7,359,527 shares of HQ they held. In addition, options to purchase shares of HQ common stock and stock units were cancelled for approximately $10.8 million in cash, warrants to purchase 101,000 shares of HQ common stock at an exercise price of $20 per share were converted into warrants to purchase an equal number of shares of Common Stock with the same terms, and options to purchase 14,000 shares of HQ common stock were converted into 6,344 shares of Voting Common Stock.

         Because the former VANTAS shareholders received approximately 66% of the outstanding shares of common stock of HQ Global, the HQ Merger has been accounted for as a purchase of HQ by VANTAS. As a result, the consolidated financial statements of HQ Global include the assets and liabilities of VANTAS at their respective historical carrying amounts and include the results of its operations for all periods presented. All historical share and per share information have been retroactively adjusted based on an effective conversion rate of one share of VANTAS Common Stock into .2569 shares of Common Stock.

         HQ Global also acquired the interests of CarrAmerica in OmniOffices
(UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A. (collectively "OmniOffices UK"), two companies engaged in the executive office suites business outside of the United States, for approximately $90.2 million in cash.

         The following unaudited pro forma statements of operations of HQ Global give effect to the HQ Merger and the acquisition of OmniOffices UK as if such transactions had occurred as of January 1, 1999. The pro forma statements of operations are based on the historical financial statements and the notes thereto of HQ Global, VANTAS, HQ and OmniOffices UK. The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes, including management's estimates of the value of the tangible and intangible assets acquired. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. The pro forma statements of operations are presented for illustrative purposes only and are not indicative of the actual results of operations which would have been achieved had the HQ Merger and acquisition of OmniOffices UK occurred on January 1, 1999, nor are they indicative of the future results of operations of HQ Global.

         The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, (i) the historical financial statements of HQ Global as filed in its Form 10-Q for the six months ended June 30, 2000, (ii) the historical financial statements of VANTAS as filed in its Form 10-K for the year ended December 31, 1999, and (iii) the historical financial statements of HQ and OmniOffices UK as filed in the Form 8-K of VANTAS dated February 28, 2000.

HQ GLOBAL HOLDINGS, INC.
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)



                                            VANTAS                HQ                PRO FORMA               COMBINED
                                         PRO FORMA (1)       PRO FORMA (2)         ADJUSTMENTS              PRO FORMA
                                         -------------      ---------------       -------------            ------------
REVENUES

Executive office suite income                $132,081             $155,508                  $-                $287,589
Support services                               95,452               90,219                   -                 185,671
                                         -------------      ---------------       -------------            ------------
                                              227,533              245,727                   -                 473,260
                                         -------------      ---------------       -------------            ------------

EXPENSES

Cost of revenue                               119,748              129,378               2,400     (4)         251,526
Center general and administrative              51,660               44,086            (16,780)     (5)          78,966

                                         -------------      ---------------       -------------            ------------
                                              171,408              173,464            (14,380)                 330,492
                                         -------------      ---------------       -------------            ------------

  Contribution from operations of
  business centers                             56,125               72,263              14,380                 142,768
                                         -------------      ---------------       -------------            ------------

OTHER (EXPENSES) INCOME
Corporate general and administrative
  expense                                    (25,659)             (52,763)             (1,512)     (6)        (79,934)
Merger and integration                       (26,730)                    -             26,730      (7)              -
Depreciation and amortization                (15,487)             (20,632)            (29,820)     (8)        (65,939)


Interest expense, net                        (11,263)             (12,228)            (26,462)     (9)        (49,953)
                                                                                                                     -
                                         -------------      ---------------       -------------            ------------
                                             (79,139)             (85,623)            (31,064)               (195,826)
                                         -------------      ---------------       -------------            ------------

loss before benefit for income taxes         (23,014)             (13,360)            (16,684)                (53,056)

Benefit for income taxes                        2,333                1,117             (4,164)    (10)           (714)
                                         -------------      ---------------       -------------            ------------

Net loss                                     (20,681)             (12,243)            (20,848)                (53,772)

Accretion of preferred stock                 (12,252)                    -            (16,277)    (11)        (28,529)
                                         -------------      ---------------       -------------            ------------

     Net loss applicable to common stock    $(32,933)            $(12,243)           $(37,125)               $(82,301)
                                         =============      ===============       =============            ============

Basic and diluted net loss per weighted
  average common share                       ($24.93)                                                          ($5.87)
                                         =============                                                     ============

Basic and diluted weighted average
  common shares outstanding                    1,321                                   12,708    (12)          14,029
                                         =============                            ====================     ============

See accompanying notes

HQ GLOBAL HOLDINGS, INC.

PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

                                                                       HQ HISTORICAL
                                                  HQ GLOBAL          FIVE MONTHS ENDED    PRO FORMA          PRO FORMA
                                                  HISTORICAL          MAY 31, 2000 (3)   ADJUSTMENTS          COMBINED
                                               ---------------      ------------------  -------------      ----------------

REVENUES:

Executive office suite income                         $94,156            $81,897               $-                $176,053
Support services                                       67,031             46,303                -                 113,334
                                               ---------------       ------------      -----------          --------------
                                                      161,187            128,200                -                 289,387
                                               ---------------       ------------      -----------          --------------

EXPENSES:

Rent                                                   59,723             44,168            1,000     (4)         104,891
Support services                                       23,871             23,485                -                  47,356
Center general and administrative                      35,277             21,127          (8,390)     (5)          48,014

                                               ---------------       ------------      -----------          --------------
                                                      118,871             88,780          (7,390)                 200,261
                                               ---------------       ------------      -----------          --------------

 Contribution from operation of
  business centers                                     42,316             39,420            7,390                  89,126
                                               ---------------       ------------      -----------          --------------

OTHER (EXPENSES) INCOME
-----------------------
Corporate general and administrative                 (17,364)           (18,462)            (630)     (6)        (36,456)
Merger and integration                               (19,441)            (5,149)          24,590      (7)               -
Depreciation and amortization                        (14,946)           (10,755)         (12,425)     (8)        (38,126)

Interest expense, net                                (10,227)            (6,207)          (8,007)     (9)        (24,441)
Other income                                               78                  -                -                     78
                                               ---------------       ------------      -----------          --------------
                                                     (61,900)           (40,573)           3,528                 (98,945)
                                               ---------------       ------------      -----------          --------------

Income (loss) before provision for
  income taxes                                       (19,584)            (1,153)          10,918                  (9,819)

Provision for income taxes                              (470)               (99)                -                   (569)
                                               ---------------       ------------      -----------          --------------

Net loss                                             (20,054)            (1,252)          10,918                 (10,388)

Accretion of preferred stock                          (6,687)                  -          (7,578)    (11)        (14,265)
                                               ---------------       ------------      -----------          --------------

     Net loss applicable to common stock            ($26,741)           ($1,252)           3,340                ($24,653)
                                               ===============       ============      ===========          ==============

Basic and diluted net loss per weighted
  average common share                                ($6.82)                                                     ($1.76)
                                               ===============                                              ==============

Basic and diluted weighted average
  common shares outstanding                            3,922                              10,107    (12)          14,029
                                               ===============                         ===========          ==============

See accompanying notes



HQ Global Holdings, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

(1) The VANTAS pro forma results of operations for the year ended December 31, 1999 were based on the historical results of operations of VANTAS as adjusted for acquisitions. See Schedule I for more detail.

(2)      The HQ pro forma results of operations for the year ended
         December 31, 1999 were based on historical results of operations of HQ and OmniOffices as adjusted for acquisitions and other costs. See
         Schedule II for more detail.

(3) Represents the adjustment to reflect the historical results of operations of HQ for the five months ended May 31, 2000, which were not included in the historical results of operations of HQ Global for the six months ended June 30, 2000.

(4) Represents amortization of the costs allocated to favorable operating leases recorded under purchase accounting.

(5) Adjustment reflects a reduction in general and administrative expenses. As a result of the HQ Merger HQ Global management believes it will realize cost savings related to (a) a reduction in the number of (i) VANTAS corporate administrative and support employees, (ii) termination of duplicate area district managers and client service specialists, (b) the combination of overlapping support and administrative systems as well as the elimination of rent, marketing, travel and entertainment expenses.

A summarization of these savings is outlined below for the year ended December 31, 1999 (in thousands):

                                                                  HQ Global
                          Employees           Cost                Pro Forma
                          Terminated         Savings             Adjustment
                        -------------       ---------           -------------

Salaries and related
  benefits               $  (12,150)       $    -               $  (12,150)
Rent expense                   -             (1,840)                (1,840)
Marketing and promotion        -             (1,490)                (1,490)
Travel and entertainment       -             (1,300)                (1,300)
                         -------------     -----------          ------------
                         $  (12,150)       $ (4,630)            $  (16,780)
                         =============     ===========          ============


A summarization of these savings is outlined below for the six months ended June 30, 2000 (in thousands)

                                                                  HQ Global
                          Employees           Cost                Pro Forma
                          Terminated         Savings             Adjustment
                        -------------       ---------           -------------

Salaries and related
  benefits               $   (6,075)       $    -               $   (6,075)
Rent expense                   -               (920)                  (920)
Marketing and promotion        -               (745)                  (745)
Travel and entertainment       -               (650)                  (650)
                         -------------     -----------          ------------
                         $   (6,075)       $ (2,315)            $   (8,390)
                         =============     ===========          ============

(6) Represents amortization of unearned stock compensation related to 164,601 shares of restricted common stock granted to certain officers and employees on June 1, 2000. These grants resulted in aggregate deferred stock option compensation expense of $5.7 million, which is being recognized over the vesting period.

(7) Represents merger and integration costs and expenses associated with all acquisitions in the period, as these costs are incremental non-recurring costs directly attributable to such acquisitions.

(8) Represents amortization expense on goodwill computed as if the HQ Merger occurred on January 1,1999. Goodwill is being amortized over a 20 year period based on HQ Global's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business and the lack of exposure to technological obsolescence in the global officing solutions business. The goodwill adjustment represents amortization which was not included in the historical results.

(9) Represents additional interest expense on borrowings under credit facilities used to fund a portion of cash requirement of the HQ Merger. Interest expense was calculated on the outstanding indebtedness as follows: (i) $189.375 million at an interest rate of LIBOR +4% (10.7%), (ii) $30 million at an interest rate of LIBOR +3.25% (9.95%), (iii) $5.625 million at an interest rate of LIBOR +3.5% (10.2%) and, (iv) $125 million at an interest rate of 13.5%. Additionally as part of the obtaining debt financing the HQ Global issued warrants valued at approximately $18.4 million, which are being amortized into interest expense term of the related debt.

(10) Represents elimination of the federal deferred tax benefit for the period. As of June 30, 2000, the Company's deferred tax assets have been fully reserved because of the uncertainty of the timing and amount of future taxable income.

(11) Reflects the accretion of the HQ Global Series A redeemable convertible preferred stock issued in the HQ Merger to its liquidation value on November 30, 2007, including accrued dividends. The accretion was computed using the effective interest rate method, resulting in an effective dividend rate of 20.08%. Also reflects the elimination of the accretion of the carrying value of the VANTAS convertible preferred stock which was converted into common stock in the HQ Merger.

(12) Represents the adjustment to the weighted average shares outstanding resulting from i) the repurchase of all outstanding shares of VANTAS common stock, ii) the issuance of 3,235,341 shares of common stock of HQ Holdings to CarrAmerica and certain other stockholders of HQ and iii) the conversion of all outstanding shares of redeemable convertible preferred stock of VANTAS into an aggregate of 8,663,315 shares of common stock in connection with the HQ Merger.

Schedule I

VANTAS INCORPORATED AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999

(Dollars in Thousands)

(UNAUDITED)

                                        VANTAS              PRO FORMA                 VANTAS
                                       HISTORICAL         ADJUSTMENTS (1)            PRO FORMA
                                     ---------------     ------------------       ----------------
REVENUES

Executive office suite income              $124,564                 $7,517               $132,081
Support services                             90,479                  4,973                 95,452
                                     ---------------     ------------------       ----------------
                                            215,043                 12,490                227,533
                                     ---------------     ------------------       ----------------

EXPENSES

Cost of revenue                             113,725                  6,023                119,748
General and administrative expense           48,705                  2,955                 51,660
                                     ---------------     ------------------       ----------------
     Total operating expenses               162,430                  8,978                171,408

OTHER INCOME (EXPENSES)
-----------------------
Merger and integration                     (26,730)                      -               (26,730)
Depreciation and amortization              (14,858)                  (629)               (15,487)
Interest income (expense)                  (10,265)                  (998)               (11,263)
Corporate general and administrative
  expense                                  (25,020)                  (639)               (25,659)
                                     ---------------     ------------------       ----------------

     TOTAL EXPENSES                         239,303                 11,244                250,547
                                     ---------------     ------------------       ----------------

Income (loss) before income tax
   benefit (expense)                        (24,260)                  1,246               (23,014)


Income tax benefit (expense)                  2,841                  (508)                  2,333
                                     ---------------     ------------------       ----------------

     NET INCOME (LOSS)                     (21,419)                    738               (20,681)


Accretion of preferred stock               (12,252)                      -               (12,252)
                                     ---------------     ------------------       ----------------

Net (loss) income applicable
  to common stock                         ($33,671)                    738               (32,933)
                                      ==============     ==================       ================


(1) Pro forma adjustments reflects the results of operations of business centers acquired for the periods which are not included in the historical results. These adjustments also include: additional depreciation expense on fixed assets acquired as well as amortizartion expense on goodwill associated with the purchase of the business centers by VANTAS as if the acquisitions had occured on January 1, 1999. Additionally, interest expense relating to borrowings on VANTAS' loan facility to finance the purchases has also been reflected.

Schedule II

HQ GLOBAL WORKPLACE , INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF
OPERATIONS

YEAR ENDED DECEMBER 31, 1999
(Dollars in thousands, except per share amounts)
(UNAUDITED)

                                                  HQ                 HQ (UK)             PRO FORMA              HQ
                                              HISTORICAL            HISTORICAL         ADJUSTMENTS (1)      PRO FORMA
                                        -------------------        ----------------    ------------        --------------
REVENUES

Executive office suite income                     $135,081                 $14,557          $5,870              $155,508
Support services                                    81,235                   5,454           3,530                90,219
                                        -------------------        ----------------    ------------        --------------

     TOTAL REVENUES                                216,316                  20,011           9,400               245,727
                                        -------------------        ----------------    ------------        --------------

EXPENSES

Cost of revenue                                    116,585                   8,629           4,164               129,378
Center general and administrative                   33,688                   8,012           2,386                44,086
Corporate general and administrative                43,066                   7,832           1,865                52,763
Interest expense, net                                7,680                   1,541           3,007                12,228
Depreciation and amortization                       18,797                   2,719           (884)                20,632
                                        -------------------        ----------------    ------------        --------------

     TOTAL EXPENSES                                219,816                  28,733          10,538               259,087
                                        -------------------        ----------------    ------------        --------------

Loss before

income tax benefit                                 (3,500)                 (8,722)         (1,138)              (13,360)
                                        -------------------        ----------------    ------------        --------------

Income tax benefit                                    504                     389             224                 1,117
                                        -------------------        ----------------    ------------        --------------

     NET LOSS                                     $(2,996)                $(8,333)          $(914)             $(12,243)
                                        ===================        ================    ============        ==============

(1) Pro forma adjustment represents adjustments to the operations of the entities acquired during fiscal 1998 and fiscal 1999 and also HQ UK and HQ Europe to show the operations as if the acquisitions were effective at January 1, 1999. These adjustments include the following: adjustment in rent expense to conform with Generally Accepted Accounting Principles ("GAAP"), adjustments in goodwill amortization arising from the allocation of purchase price (goodwill is amortized straight-line over its estimated useful life of 20 years), adjustment in depreciation expense to conform with GAAP, compensation expense associated with the vesting of restricted stock units and income tax effects of pro forma adjustments.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     FRONTLINE CAPITAL GROUP



                                     By:     /s/ Michael Maturo
                                         ---------------------------
                                         Michael Maturo
                                         Executive Vice President,
                                         Chief Financial Officer and Treasurer


Date:  August 15, 2000